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                                                                   EXHIBIT 10.21

                      [Transmedia Network Inc. Letterhead]

September 13, 2001

James M. Callaghan
3370 NE 190/th/ St., #1405
Aventura, FL 33180

Dear Jim:

This letter outlines our agreement regarding the transition of your position at Transmedia Network Inc.

..    Your role as President of idine Restaurant Group at Transmedia Network Inc.
     will terminate on or before December 31, 2001. The exact termination date will be at my discretion and is subject to approval by the Board of Directors.

..    You will continue to be employed by Transmedia through November 30, 2004 in the capacity of special assistant to the CEO. The responsibilities and duties of that position will be of a consultative nature, may vary from period to period, and are at the discretion of the CEO and/or the Board of Directors. In no case will the responsibilities require more than an average of the equivalent of 20 working days per calendar quarter, unless prior arrangements are made by mutual agreement.

..    Compensation will be $10,000 per month. Compensation will cease immediately upon your acceptance of employment with another organization or upon self-employment. Compensation will also cease upon your assumption of a consulting or independent contractor role with another organization without the express prior written consent of Transmedia.

..    You will be entitled to any bonus earned as part of the Transmedia Variable
     Compensation Plan for FY2001. That bonus will be paid in the first month of calendar 2002 unless other arrangements are made.

..    You will continue to receive Transmedia's standard health care benefits through the period of your employment.

..    Your monthly automobile allowance and your executive dining privileges will cease on the termination date of your current position. You will be entitled to the standard employee dining benefit throughout the remainder of your employment period.

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..    The ownership of the life insurance policy maintained by Transmedia in your name will be transferred to you as per the terms of your employment contract, dated October 1, 1998. The payment of all premiums for such policy shall become your sole responsibility subsequent to the transfer date.

..    Should your current position terminate prior to December 30, 2001,
     Transmedia will provide a pro rata subsidy of the lease on your current residence up to $2500 per month through December 30, 2001, assuming this residence ceases to be your primary residence.

..    All stock options with a grant date greater than November 30, 1994, will remain intact through the employment period and any unvested options will vest in the normal course as dictated by the vesting provisions of the option grant and the Transmedia 1996 Long Term Incentive Plan (LTIP). Upon termination of your employment with Transmedia, you will have ninety days in which to exercise your vested options. Without an express decision by the Compensation Committee of the Board of Directors to the contrary, unexercised stock options with a grant date prior to November 30, 1994, will be cancelled on the expiration date of the respective grant as dictated by the terms of the LTIP.

..    A condition of your continued employment with Transmedia will be the execution of a re-issued Non-Compete, Non-Solicitation, and Confidentiality Agreement and a general Release, both of which are attached. Be advised that should you violate the terms of the Non-Compete, Non-Solicitation and Confidentiality Agreement, all of Transmedia's obligations herein shall immediately cease and whatever appropriate remedies that may be available to Transmedia will be considered.

Please sign this letter indicating your acceptance of the terms of your continued employment and execute the attached Agreement and Release and return them to me.

Sincerely,

/s/ Gene M. Henderson

Gene M. Henderson
President and CEO

/s/ James M. Callaghan         09/14/01
----------------------------------------------
James M. Callaghan               Date

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      Transmedia Non-Compete, Non-Solicitation & Confidentiality Agreement

     A. The Employee acknowledges that the business of Transmedia is nationwide in scope. Accordingly, during the Restricted Period (as defined below), the Employee shall not; (i) directly or indirectly own, manage, operate, finance, advise, assist, join, or control, or participate in the ownership, management, operations or control of, or be connected as a director, officer, employee, partner, member, stockholder, consultant, financier or otherwise with, any business or organization located in or doing business in the Restricted Areas (as defined below) which competes with the business of Transmedia and its subsidiaries, licensees or franchisees as conducted at any time during the Term; or (ii) interfere with, or divert or attempt to divert from them the benefits of, any relationship with employees, agents, suppliers, restaurants and other merchants, marketing partners, corporate sponsors, membership card holders or other customers maintained by Transmedia and its subsidiaries at any time during the Restricted Period. However, if the Employee's employment hereunder is terminated without Cause (as defined below) and the Employee does not receive after such termination the Accrued Obligations and Termination Payment, as provided by Transmedia's severance policy, if applicable, then the provisions of this document shall cease upon such termination. For the purposes of this Agreement, (i) "Restricted Period" means the twelve-month period commencing upon the termination of the Employee's employment with Transmedia and (ii) "Restricted Area" means any geographical market in or with respect to which Transmedia, within twelve months prior to the commencement of the Restricted Period, is then operating or has taken significant affirmative steps to commence operations. Nothing in this document shall be construed to prevent the Employee from owning or dealing in any stock actively traded over-the-counter or on any recognized exchange and issued by a corporation which may compete directly or indirectly with Transmedia and its subsidiaries so long as the Employee does not participate in the management, control, or operations of any such corporation and the Employee's holdings do not at any time exceed two percent (2%) of the outstanding shares of any class of stock of such corporation.

     B. All confidential and proprietary information or data which the Employee may now have or may obtain during his employment relating in any way to the business, plans, programs, financial or operating results, projections or budgets of Transmedia and its subsidiaries shall not be disclosed by him to any other person, either during or after the termination of his employment, unless Transmedia has given its prior consent to such disclosure or such disclosure is a necessary incident to transactions which the Employee is pursuing in accordance with duties assigned to him. The Employee shall promptly return all tangible evidence of such confidential and proprietary matters to Transmedia at the termination of his employment or upon Transmedia's earlier request. Confidential or proprietary information, as used in this document, comprises any technical, economic, financial, customer, supplier, marketing or other information of or relating to Transmedia or any of its subsidiaries which is not in the public domain, including, without limitation, information with respect to operational or marketing plans and programs, training methods, bidding techniques, contracts, leases, franchises, partnering agreements, concessions, partnering agreements and licenses, purchasing methods and procedures, accounting systems, merchant, partner and cardmember names and requirements, routes, sales or other costs, sales volume, prices, products, business systems and

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computer programs, any formula, pattern, compilation, program, device, method, technique or information relating to any product, service, long-range planning financial plans and results.

     C. During the Restricted Period, the Employee shall not, on behalf of himself or any business with which he may be associated, offer employment or a consultancy position (or assist any other person in offering employment or a consultancy position) to any person who is an employee or a consultant of Transmedia or any of its subsidiaries.

     D. The Employee acknowledges that damages are an inadequate remedy for any breach of the terms or provisions of this document and that Transmedia shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any of such term or provision and to the remedy of the specific performance to restrain the Employee from committing or continuing any such breach and to enforce the Employee's obligations hereunder.

     E. It is expressly understood and agreed that although Transmedia and the Employee consider the restrictions contained in this document hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of Transmedia and its subsidiaries, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this document is an unenforceable restriction on the Employee's activities, the provisions of this Document is an unenforceable restriction on the Employee's activities, the provisions of this Document shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this document or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

     F. If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of the provisions of this document because, individually or taken together, they are deemed unreasonable, then the parties hereto understand and agree that any such provision or provisions shall not be void, but for the purpose of such proceedings, and shall be revised to the extent necessary to permit the enforcement of such provisions.

     G. The Employee acknowledges that during his employment, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether or not patentable or copyrightable, which relate to the business of Transmedia and its subsidiaries (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities appropriate for Transmedia and its subsidiaries may be presented to him by reason of his employment. The Employee acknowledges that all of the foregoing shall be owned by and belong exclusively to Transmedia, and he shall have no personal interest therein. The Employee, at Transmedia's expense, shall further: (a) promptly disclose any such Work Product and business opportunities to Transmedia; (b) assign to Transmedia, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his discovery, invention, or creation in any appropriate case.

     H. For purposes of this Agreement:

          "Cause" shall mean an event where the Employee: (i) commits any act of fraud, willful misconduct or dishonesty in connection with his employment or which injures Transmedia or its direct or indirect subsidiaries; (ii) breaches any material representation or warranty or any covenant or condition in this Agreement or any fiduciary duty to Transmedia or it's direct or indirect subsidiaries; (iii) fails, refuses or neglects to timely perform any duty or obligation under this Agreement and such failure, refusal or neglect is not cured by the Employee within seven (7) days from the date Transmedia notifies the Employee thereof; (iv) engages in willful misconduct or negligence in the performance of his duties, which conduct injures Transmedia or its direct or indirect subsidiaries; (v) commits a material violation of any law, rule or regulation of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to Transmedia or its subsidiaries or any general policy or directive of Transmedia or its subsidiaries communicated in writing to the Employee; (vi) is charged with a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or a felony; (vii) is subject to the occurrence of an event or condition which makes it unlawful for the Employee to perform his duties hereunder, including the issuance of any order, decree, decision or judgment; or (viii) gives or accepts undisclosed commissions or other payments in cash or in kind in connection with the affairs of Transmedia or any of its direct or indirect subsidiaries or their respective clients.

Agreed to by:                             Agreed to by:

/s/ Gene M. Henderson                     /s/ James M. Callaghan
---------------------------------------   --------------------------------------
Gene M. Henderson                         James M. Callaghan
Transmedia Network Inc.

Date: 13 Sept. 01                         Date: 09/14/01
      ---------------------------------         --------------------------------

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                                     RELEASE

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the undersigned, JAMES M. CALLAGHAN ("Mr. Callaghan"), hereby WAIVES, RELEASES AND COVENANTS NOT TO SUE Transmedia Network Inc., a Delaware corporation (the "Company"), and the Releasees (as defined below) with respect to, and IRREVOCABLY AND UNCONDITIONALLY RELEASES, REMISES AND FOREVER DISCHARGES the Company and the Releasees from, any and all claims, agreements, promises, liabilities, rights, demands and causes of action of any kind whatsoever, in law or equity, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed which he or his heirs, executors, administrators, successors or assigns ever had or now have against the Company or the Releasees and its past, present and future parents, subsidiaries, affiliates, predecessors, successors and assigns; and its and their past, present and future stockholders, directors, officers, agents, representatives and employees (collectively, the "Releasees"), for, upon, or by reason of any matter, cause or thing whatsoever occurring on or prior to the date of this Release, including, without limitation, any and all claims arising out of or relating to his employment, compensation and benefits with the Company, and/or the termination thereof, and claims for related costs, expenses and attorneys' fees, INCLUDING WITHOUT LIMITATION, ANY AND ALL CLAIMS AND RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE FAMILY AND MEDICAL LEAVE ACT, THE AMERICANS WITH DISABILITIES ACT, AS AMENDED; THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, AS AMENDED; THE NEW YORK STATE EXECUTIVE LAW, AS AMENDED; THE FLORIDA STATE CIVIL RIGHTS ACT OF 1992;

AND THE DADE COUNTY, FLORIDA EQUAL OPPORTUNITY ORDINANCE, except for (1) claims for indemnification, contribution or reimbursement to which the undersigned may be entitled as a director, officer and employee of the Company and its predecessors, (2) options and rights to purchase Common Stock of the Company heretofore granted to the undersigned (the "Stock Options"), and (3) retirement and similar benefits to which he is entitled as an employee of the Company as described in a certain letter dated September 13, 2001 from Gene M. Henderson to Mr. Callaghan. The undersigned understands and agrees that other than (1) as set forth in the Second Amended and Restated Employment Agreement, dated as of October 1,1998 (the "Employment Agreement"), between the Company and the undersigned and (2) claims for indemnification, contribution and reimbursement to which he may be entitled as a director, officer and employee of the Company and its predecessors, he will not receive any compensation, payments or benefits of any kind from the Company or the Releasees and he expressly acknowledges and agrees that he is not entitled and has no right to any such additional compensation, payment or benefit.

As part of this Agreement and in part in exchange for the consideration stated above, Mr. Callaghan also waives any rights and claims under 29 U.S.C. (S) 621-634 (Age Discrimination in Employment Act) prior to the date of this Release, as allowed by 29 U.S.C. (S) 626(f), and acknowledges that he understands the meaning of this Release. Mr. Callaghan further acknowledges that this waiver of rights is voluntary and that he has up to 21 days to consider whether or not to enter into this Release. Mr. Callaghan understands that he has seven (7) days from the date of execution by him to revoke and terminate this Release.

This Release may be specifically enforced in Court and may be used as evidence in any proceeding in which any of the parties allege a breach hereof. In the event any proceeding is brought to interpret, enforce or obtain relief from a breach of this Release, the prevailing party shall recover all such party's costs, expenses and attorneys' fees incurred in each and every such proceeding, including any and all appeals therefrom.

This Release shall be subject to, governed by and interpreted in accordance with the laws of the State of Florida. The federal and state courts of Florida shall have exclusive jurisdiction to resolve any dispute concerning this Release and both parties hereby agree to submit to the jurisdiction of such courts for such purpose. This Release, a certain letter dated September 13, 2001 from Gene M. Henderson to Mr. Callaghan, and the Stock Options contain the entire agreement between the parties and supersede and terminate any and all previous agreements between them, whether written or oral, with respect to the subject matter thereof. All prior and contemporaneous discussions and negotiations have been and are merged and integrated into, and are superseded by, this Release, a certain letter dated September 13, 2001 from Gene M. Henderson to Mr. Callaghan, and the Stock Options. This Release may not be changed orally. In the event any provision of this Release shall be held to be unenforceable, the remaining portions shall remain in full force and effect. This Release shall be binding upon the undersigned and his heirs, administrators, representatives executors, and assigns.

If this Release is acceptable to the undersigned, he should indicate his agreement by signing and dating this Release in the space provided below and returning the signed Release to the Company. THE UNDERSIGNED WILL THEN BE PERMITTED TO REVOKE THIS RELEASE AT ANY TIME DURING THE PERIOD OF SEVEN DAYS IMMEDIATELY

AFTER HE SIGNS THIS RELEASE. THIS RELEASE WILL NOT BE EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT HIS HAVING EXERCISED HIS RIGHT OF REVOCATION. In the event he fails to execute and return this Release on a timely basis, Or he execute and then elects to revoke this Release, this Release will be of no further force and effect, and neither he nor the Company will have any further rights or obligations under this Release.

BY SIGNING THIS RELEASE, MR. CALLAGHAN ACKNOWLEDGES AND AFFIRMS THAT HE IS COMPETENT, THAT HE WAS AFFORDED A SUFFICIENT TIME PERIOD TO REVIEW AND CONSIDER THIS RELEASE UP TO 21 DAYS, THAT HE HAS HAD THE OPTION OF BEING ADVISED TO DO SO BY AN ATTORNEY OF HIS CHOICE, THAT HE HAS READ AND UNDERSTANDS AND ACCEPTS THIS RELEASE, AS FULLY AND FINALLY WAIVING AND RELEASING ANY AND ALL CLAIMS AND RIGHTS WHICH HE MAY HAVE AGAINST THE COMPANY, THAT NO PROMISES OR INDUCEMENTS HAVE BEEN MADE TO HIM EXCEPT AS SET FORTH IN THIS RELEASE AND THE EMPLOYMENT AGREEMENT, AND THAT HE HAS SIGNED THIS RELEASE, FREELY, KNOWINGLY AND VOLUNTARILY, INTENDING TO BE LEGALLY BOUND BY ITS TERMS.

     IN WITNESS WHEREOF, I have signed and sealed this Agreement this 14/th/ day of September, 2001.


/s/ James M. Calllaghan
---------------------------------------
James M. Callaghan


/s/ Illegible
---------------------------------------
Witness: